UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2004

                              Innova Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                000-33231                   95-4868120
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(State or other jurisdiction    (Commission                (IRS Employer
     of incorporation)          File Number)             Identification No.)

          17105 San Carlos Blvd., A6151, Ft. Myers Beach, Florida 33931
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (239) 466-0488


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      This Current Report on Form 8-K/A is to report the financial information that is required to be presented as a result of the acquisition of 100% of the capital stock of Robotic Workspace Technologies, Inc. (RWT), a Maryland corporation by the Registrant. On July 21, 2004, the Registrant entered into a Stock Purchase Agreement with the shareholders of RWT for 100% of the outstanding capital stock of RWT in exchange for 280,000,000 shares of common stock of Innova Holdings, Inc.

      As a result of the acquisition of 100% of the outstanding capital stock of RWT by the Registrant, RWT became a wholly-owned subsidiary of the Registrant.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial statements of business acquired.
      See Item 9.01(a) attached herewith

(b)   Pro Forma financial information.
      See Item 9.01(b) attached herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2005
                                            /s/ Walter K. Weisel
                                            -----------------------
                                            Walter K. Weisel
                                            Chief Executive Officer


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

Nature of the Company

Innova Holdings, Inc. (Innova or the "Company") is a software technology company providing software solutions in the industrial industry, service industry and consumer markets. The Company's plan of operations is to identify, develop and acquire technology that is or will become a market leader and to create opportunities to leverage its software into value-added applications when combined with other software solutions offered by the Innova group of companies.

Innova's management believes the Company is positioned to become a market leader for the emerging service and personal robot industry. Innova is empowered by the expertise, experience, and patented technologies developed by Robotic Workspace Technologies, Inc. (RWT), a wholly-owned subsidiary, which has served the industrial market for ten years.

Innova offers a suite of software solutions to the service, personal, and industrial robotic markets. Its software solutions benefit developers of new technology and are adaptable to the commercial end-user market as well. Innova offers its solutions through licensing of its proprietary software and the sale of its control systems as well as through complete system development and integration services.

Walter K. Weisel serves as Chairman, Chief Executive Officer, and President of the Company. With over thirty years experience, Mr. Weisel is recognized as a pioneer and leader in the robotics industry. An original founding member of the Robotic Industries Association (RIA), the U.S. robot manufacturers' trade association, Mr. Weisel served three terms as President. He served on the RIA Board of Directors and Executive Committee and, as a spokesperson for the industry, served as an advisor to members of the U.S. Trade Commission and the U.S. Department of Commerce. Mr. Weisel was a founding member of Robotics International, a member society dedicated to the advancement of robotic technology. During his term as President the membership grew to over 16,000 members. Mr. Weisel was awarded the Joseph F. Engelberger Award, which recognizes the most significant contribution to the advancement of robotics and automation in the service of mankind. Each year nominations are received from 26 nations worldwide. This award has been presented since 1977.

Mr. Weisel has a long record of advancing technology and growing companies that develop and commercialize technology. Mr. Weisel served 13 years with Prab Robots, Inc. as Chief Executive Officer, President, and Chief Operating Officer. During his tenure, Prab Robots, Inc. was transformed into an international organization and leader in the fields of industrial robots and automation. While under his direction, Prab Robots, Inc. was taken public in an Initial Public Offering, and Unimation, Inc. and several other companies in the U.S. and Europe were acquired. By 1990, Prab Robots, Inc. was responsible for the largest installed base of robots in North America and had developed a very successful robot retrofit business with customers such as General Motors, Ford, and Chrysler. Mr. Weisel has served as Chairman and Chief Executive Officer of RWT since its incorporation in 1994, and continues to serve in that capacity as well as Chairman, Chief Executive Officer and Director of the Company since August 2004.

Business Solutions

Innova, through Robotic Workspace Technologies, Inc. (RWT), delivers its software through the sale of Control Systems and the licensing of its Proprietary Software to end-user companies, system integrators, manufacturing support providers, software development companies, and other partners. The proprietary patents, including two pioneer utility patents issued by the USPTO and several patents pending or awaiting filing, are owned by RWT and cover all applications pertaining to the interface of a general use computer and the mobility of robots, regardless of specific applications.

Control Systems

Universal Robot Controller - The Universal Robot Controller(TM) (URC(TM)) is the physical control or robot control which operates the robot. It includes the general purpose PC running Windows, RobotScript and other programs as well as dedicated separate processors for real-time motion control of the robot. The URC cabinet houses the PC that the Windows(R) operating system resides in with RobotScript for direct control of a robot or other motion systems such as medical robotics. It also incorporates the electronic components needed to control the robot motion and communicate with other PC devices and platforms including internet connectivity worldwide. In addition, all inputs and outputs required for auxiliary equipment are controlled by RobotScript and are included in the URC cabinet.

Universal Automation Controller - The Universal Automation Controller(TM) (UAC(TM)), which is in the later stages of development and is expected to be released soon, is a general-purpose motion control system for automated machines with fewer than 5-6 axis of movement. The UAC provides the power of a full-featured open PC motion controller and Programmable Logic Controller (PLC) in one easy to use PC control system. It provides direct motion control for complex machines and adds "soft PLC" (software control of Input/Output). The enhanced motion control capabilities provide greater functionality and full motion control of less sophisticated machinery as well. The UAC is powered by RWT's RobotScript(R) software.

The UAC provides standard communications and interface ports, providing maximum flexibility in choosing off-the-shelf user interface and communications components. The Company believes that the UAC shortens development time, reduces manufacturing time, and dramatically decreases the time to market of motion-based machines, and therefore will greatly improve productivity and reduce costs in all manufacturing environments.

Licensing of Proprietary Software Solutions - Middleware

RobotScript is a universal programming language based on Microsoft's Visual Basic(R) Scripting Edition (VBScript(R)) software. It provides a robot language that is simple to use and easy to learn. From a plain text file, robot programmers can easily control robot motion, coordinate I/O for auxiliary equipment and communicate with other PC devices for reporting and data sharing. Because RobotScript operates in the Windows environment, challenges common to proprietary control schemes, such as networking and file sharing, are eliminated. RobotScript can access anything on the operating system or network as well as utilize the Internet for remote monitoring and control of equipment.

The software can also be easily used to create custom applications specific to customer needs. A software development kit is provided to allow even novice developers to quickly create a specialized interface for a particular use in meeting a customer's need.

The proven success of RobotScript has supported the development of a number of evolutionary, application-specific modules such as arc-welding, vision systems and automation control.


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

Additional modules are also in development for other robotic applications such as:

      o     Guidance Systems

      o     Sensor Systems

      o     Voice Control Systems

      o     Tactile Control Systems

      o     Laser Welding

      o     Material Handling

      o     Medical Applications

      o     Elder Care Control Systems

      o     Entertainment Control Systems

      o     Plasma Cutting

      o     Autonomous Underwater Vehicles

      o     Home Land Security Systems

      o     Security Systems

      o     Pharmaceutical Production

      o     TIG/MIG Welding

Gatekeeper is a communication module that serves as the bridge between the RobotScript programming software and the motion control mechanisms. Gatekeeper implements a standard protocol that directs device drivers to activate the appropriate motion control of the robot, Input/Output of auxiliary equipment and other devices operating in real time. It is the core software used as a foundation for all current and future software modules and languages.

The Innova suite of software will be marketed and sold to the service and personal robot markets through Service Robots, Inc., a wholly-owned subsidiary of Innova. Generally, the Innova suite of software solutions is referred to as Middleware, which is connectivity software that consists of a set of enabling services that allow multiple processes running on one or more machines to interact across a network. Middleware is essential to migrating mainframe applications to client/server applications and to providing for communication across heterogeneous platforms. This technology evolved to provide for interoperability in support of the move to client/server architectures.

Protection of Trade Secrets and Patents - Significant Litigation

On December 9, 2004, RWT filed a case in the United States District Court for the Middle District of Florida against ABB, Inc. and ABB Robotics AB. The action alleges misappropriation of trade secrets, breach of contract and breach of the covenant of good faith. The action stems from dealings between the parties in 2002. RWT seeks a trial by jury, an injunction prohibiting continued use of RWT's trade secrets, and money damages. It is possible that ABB,Inc. or ABB Robotics AB will counterclaim, although no counterclaims have yet been filed. The action is entitled Robotic Workspace Technologies, Inc. v. ABB,Inc. and ABB Robotics AB, Case No. 2:04-cv-611-FtM-29-SPC.

Our Business From 1992 Through 2004

Innova was previously named Hy Tech Technology Group, Inc. (Hy Tech) and had as its sole operating activities its wholly-owned operating subsidiary Hy Tech Computer Systems, Inc. On August 25, 2004, Hy Tech completed the reverse acquisition into RWT in which RWT was deemed to be the "accounting acquirer." Simultaneously, Hy Tech sold its Hy-Tech Computer Systems, Inc. subsidiary and discontinued its computer systems sales and services business. In connection with these transactions, Hy-Tech changed its name to Innova Holdings, Inc.

Hy Tech Computer Systems, Inc. (HTCS) was formed in 1992 in Fort Myers, Florida as a supplier to the information technology business. In January 31, 2003, HTCS completed a reverse acquisition into SRM Networks, an Internet service provider and web hosting business, in which HTCS was deemed the "accounting acquirer". HTCS discontinued SRM Network's Internet business. In connection with the transaction, SRM Networks, Inc. changed its name to Hy-Tech Technology Group, Inc.

From 1992 through 2002, HTCS was a leading custom systems builder and authorized distributor of the world's leading computer system and components. The products sold by HTCS were "Hy-Tech" branded computer systems - desktops, notebooks and servers, computer components and peripherals, computer storage products; computer operating systems and office software; Compaq computer systems - desktop and servers; computer service; and computer warranty work. At the end of 2003, as a result of substantial losses, the management of HTCS concluded that the then existing business was not viable, and initiated the changes necessary to closing its stores, laying off employees and transferring all business to e-commerce. Negotiations were initiated to acquire RWT and to divest the old HTCS business, which was accomplished in August 2004. As a result, Innova is no longer actively selling any of the HTCS products.

On August 25, 2004, Innova issued 280,000,000 shares of common stock for 100% of the outstanding stock of RWT. For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. RWT's historical financial statements replace Innova's in the accompanying financial statements.

RWT started operations in 1994 with the intent to develop a PC based coordinated motion controller for industrial robots. Up to that point in time, virtually everyone in the industry doubted if a PC based controller, using an open architecture system and based on Microsoft's platform, could ever be developed and accepted as a standard in the industry. RWT dedicated significant resources and time, over $6 million and six years, to successfully develop such a controller and was awarded two pioneer utility patents by the USPTO. RWT successfully established itself as a provider of a Universal Robot Controller to the industrial market, and in particular to the automobile industry, the key market for RWT products. In November 2000, after 10 months of due diligence verifying source code and the operations of the Universal Robot Controller at Ford and other production facilities, the Ford Motor Company invested $3.0 million in RWT and planned a substantial order for

RWT's Universal Robot Controllers. Also, Ford received the first rights to RWT's development and up to 80% of RWT's production capacity. The Ford Vice President for Body Assembly, Stamping and Structures joined the RWT Board of Directors. In June 2001, a joint international press conference announcing the Ford investment in RWT was held at the 32nd International Robotics Conference and Exposition.

Additionally, RWT successfully sold and installed 10 Universal Robot Controllers in non-automotive manufacturing environments. However, the business of RWT was drastically and adversely affected by the economic recession and the impact on the automobile industry after the September 11, 2001 attacks in the US. After the September 11, 2001 attacks, Ford cancelled their orders due to large losses they were incurring. The resulting continued downturn in the economy and RWT's inability to raise additional capital resulted in the termination of all its employees, except the Chief Executive Officer and several contract employees. RWT substantially shut down its operations during December 2002.

RWT today is building back its business and plans to re-emerge as a provider of the Universal Robot Controller for the broad industrial markets including automotive, aerospace, research and development, defense, electronics and other components of the industrial markets. Additionally, it is in the final stages of developing its Universal Automation Controller that is targeted to the very broad manufacturing markets globally. And RWT is offering its RobotScript software and related application modules including Gatekeeper software under licensing agreements, which are targeted to the service and personal robot market.


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

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Robotic Workspace Technologies, Inc.
Ft Myers Beach, Florida

We have audited the accompanying balance sheet of Robotic Workspace Technologies, Inc. as of December 31, 2003 and the related statements of operations, stockholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of Robotic Workspace Technologies, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robotic Workspace Technologies, Inc. as of December 31, 2003 and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, Robotic Workspace Technologies, Inc. incurred losses of $203,829 and $1,878,842 for the years ended December 31, 2003 and 2002, respectively. Robotic Workspace Technologies, Inc. will require additional working capital to develop its business until it either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Robotic Workspace Technologies, Inc.'s ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

February 7, 2005

                      ROBOTIC WORKSPACE TECHNOLOGIES, INC.
                                  BALANCE SHEET
                                December 31, 2003

                                     ASSETS
Current assets
  Cash                                                                $      5,116
                                                                      ------------
    Total current assets                                                     5,116

Property and equipment, net                                                  3,156
                                                                      ------------

    TOTAL ASSETS                                                      $      8,272
                                                                      ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Current maturities of long-term debt                                $     18,419
  Line of credit                                                           225,000
  Accounts payable                                                         425,577
  Accrued expenses                                                         325,612
  Advances - Officer and shareholder                                         7,500
                                                                      ------------
    Total current liabilities                                            1,002,108
                                                                      ------------

Long-term debt                                                           1,400,647

Commitments

STOCKHOLDERS' DEFICIT:
  Preferred stock, $.001 par value, 10,000,000 shares authorized,
    no shares issued and outstanding                                            --
  Common stock, $.001 par value, 900,000,000 shares authorized,
    192,645,050 shares issued and outstanding                              192,645
  Additional paid-in capital                                             3,276,621
  Accumulated deficit                                                   (5,863,749)
                                                                      ------------
    Total Stockholders' Deficit                                         (2,394,483)
                                                                      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFCIT                            $      8,272
                                                                      ============

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                      ROBOTIC WORKSPACE TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2003 and 2002


                                                   December 31,
                                               2003             2002
                                          -------------    -------------
Revenues                                  $          --    $     159,356

Cost of revenues                                     --          238,903
                                          -------------    -------------

Gross profit (loss)                                  --          (79,547)
                                          -------------    -------------

Operating expenses:
    Selling, general and administrative         172,765        1,378,497
    Depreciation and amortization                   626           52,586
    Impairment charges                               --          271,798
    Gain on sale of assets                      (42,658)              --
                                          -------------    -------------

      Total operating expenses                  130,733        1,702,881
                                          -------------    -------------

Loss from operations                           (130,733)      (1,782,428)

  Interest expense                               73,096           96,414
                                          -------------    -------------

          Net loss                        $    (203,829)   $  (1,878,842)
                                          =============    =============

Net loss per share:
    Basic and diluted                     $       (0.00)   $       (0.01)

Weighted averaged shares outstanding:
    Basic and diluted                       192,645,050      192,645,050
                                          =============    =============

                      ROBOTIC WORKSPACE TECHNOLOGIES, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                     Years Ended December 31, 2003 and 2002

                             Common stock            Additional
                      ---------------------------     paid-in      Accumulated
                         Shares         Amount        capital        deficit           Total
                      ------------   ------------   ------------   ------------    ------------
Balance,
  December 31, 2001    192,645,050   $    192,645   $  3,276,621   $ (3,781,078)   $   (311,812)

Net loss                        --             --             --     (1,878,842)     (1,878,842)
                      ------------   ------------   ------------   ------------    ------------

Balance,
  December 31, 2002    192,645,050        192,645      3,276,621     (5,659,920)     (2,190,654)

Net loss                        --             --             --       (203,829)       (203,829)
                      ------------   ------------   ------------   ------------    ------------

Balance,
  December 31, 2003    192,645,050   $    192,645   $  3,276,621   $ (5,863,749)   $ (2,394,483)
                      ============   ============   ============   ============    ============

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                      ROBOTIC WORKSPACE TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2003 and 2002

                                                          2003            2002
                                                      ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                            $   (203,829)   $ (1,878,842)
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Impairment charges                                        --         271,798
      Gain on sale of assets                               (42,658)             --
      Depreciation and amortization                            626          52,586
        Changes in assets and liabilities:
          Accounts receivable                                   --             300
          Inventories                                           --         131,312
          Prepaid assets and other                              --          13,211
          Accounts payable                                 (13,134)        246,827
          Accrued expenses                                 212,901          31,098
                                                      ------------    ------------

CASH FLOWS USED IN OPERATING ACTIVITIES                    (46,094)     (1,131,710)
                                                      ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from the sale of assets                          42,658              --
                                                      ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from advances - officers                          7,500              --
  Line of credit, net                                           --          10,000
  Payments on long-term debt                               (11,928)       (282,500)
  Proceeds from long-term debt                              11,500       1,399,775
                                                      ------------    ------------

CASH FROM FINANCING ACTIVITIES                               7,072       1,127,275
                                                      ------------    ------------

NET INCREASE (DECREASE) IN CASH                              3,636          (4,435)

Cash, beginning of period                                    1,480           5,915
                                                      ------------    ------------

Cash, end of period                                   $      5,116    $      1,480
                                                      ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                       $     10,403    $     55,977
                                                      ============    ============
  Income taxes paid                                   $         --    $         --
                                                      ============    ============

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                      ROBOTIC WORKSPACE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

Nature of the Company

Robotic Workspace Technologies, Inc. (RWT) is a software technology company providing software solutions to the industrial robotics industry, service robotics industry and the personal robotics industry. RWT delivers its software through the sale of Control Systems and the licensing of its Proprietary Software to end-user companies, system integrators, manufacturing support providers, software development companies, and other partners. RWT also offers complete system development and system integration services. The proprietary patents, including two pioneer utility patents issued by the USPTO and several patents pending, are owned by RWT and cover all applications pertaining to the interface of a general use computer and the mobility of robots, regardless of specific applications. RWT's software solutions benefit developers of new technology in the service, personal and industrial markets. The control systems include the Universal Robot Controller and the Universal Automation Controller. Software available for licensing includes RobotScript, a universal programming language based on Microsoft's Visual Basic(R) software (VBScript(R)). RobotScript incorporates Gatekeeper which is software that serves as a bridge between RobotScript programming software and the Windows operating system.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable.

Product sales are recognized by the Company generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

Allowance for Doubtful Accounts - Earnings are charged with a provision for doubtful accounts based on past experience, current factors, and management's judgment about collectibility. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally three to seven years.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. Additionally, taxes are calculated and expensed in accordance with applicable tax code.

Basic Loss Per Share

The Company is required to provide basic and dilutive earnings (loss) per common share information.

The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods ended December 2002 and 2003, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements:

In January 2003, the Financial Accounting Standards Board ("FASB") issued interpretation No. 46 ("FIN 46") "Consolidation of Variable Interest Entities." Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. Certain provisions of FIN 46 became effective during the quarter ended March 31, 2004, the adoption of which did not have a material impact on the financial position, cash flows or results of operations of the Company.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under certain employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123R will require the Company to expense SBP awards with compensation cost for SBP transactions measured at fair value. The FASB originally stated a preference for a lattice model because it believed that a lattice model more fully captures the unique characteristics of employee stock options in the estimate of fair value, as compared to the Black-Scholes model which the Company currently uses for its footnote disclosure. The FASB decided to remove its explicit preference for a lattice model and not require a particular valuation methodology. SFAS No. 123R requires us to adopt the new accounting provisions beginning in our third quarter of 2005. Although the Company is in the process of evaluating the impact of applying the various provisions of SFAS No. 123R, we expect that this statement will have a material impact on our consolidated results of operations.

In April 2004, the Emerging Issues Task Force ("EITF") issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 became effective during the quarter ended June 30, 2004, the adoption of which did not have an impact on the calculation of earnings per share of the Company.

In July 2004, the EITF issued a draft abstract for EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). EITF 04-08 reflects the Task Force's tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. If adopted, the consensus reached by the Task Force in this Issue will be effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and the Company would be required to include the shares issuable upon the conversion of the Notes in the diluted earnings per share computation for all periods during which the Notes are outstanding.


Stock-Based Compensation

The Company accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. The pro forma information below is based on provisions of Statement of Financial Accounting Standard ("FAS") No. 123, Accounting for Stock-Based Compensation, as amended by FAS 148, Accounting for Stock-Based
Compensation-Transition and Disclosure, issued in December 2002.

                                                        2003             2002
                                                    ------------    ------------
Net loss, as reported                               $   (203,829)   $ (1,878,842)
  Add: Intrinsic value expense recorded                       --              --
  Deduct: total stock-based employee
     compensation expense determined under
     fair value based method                                  --              --
                                                    ------------    ------------
Pro forma net loss                                  $   (203,829)   $ (1,878,842)
                                                    ============    ============

Earnings per share:

  Basic and diluted - as reported                           (.00)           (.01)

  Basic and diluted - pro forma                             (.00)           (.01)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2002: no dividend yield and expected volatility of .001%, risk-free interest rate of 2.50%, and expected lives of 10 years. There were no grants in 2003.


NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

Robotic Workspace Technologies, Inc. has incurred losses for the years ended December 31, 2003 and 2002 of $203,829 and $1,878,842, respectively. Because of these losses, the Company will require additional working capital to develop its business operations.

Robotic Workspace Technologies, Inc. intends to raise additional working capital through private placements, public offerings and/or bank financing. During 2004, Robotic Workspace Technologies, Inc. raised approximately $377,000 from the sale of preferred stock, $15,000 from the sale of convertible notes which were subsequently converted into common stock, and $165,000 from debt which was used to pay down a bank line of credit, see Note 9 - Subsequent Events.

There are no assurances that Robotic Workspace Technologies, Inc. will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support Robotic Workspace Technologies, Inc.'s working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, Robotic Workspace Technologies, Inc. will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Robotic Workspace Technologies, Inc.

These conditions raise substantial doubt about Robotic Workspace Technologies, Inc.'s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should Robotic Workspace Technologies, Inc. be unable to continue as a going concern.

NOTE 3 - IMPAIRMENT

During December 2002, the Company temporarily shut down its operations. The business of RWT was drastically and adversely affected by the economic recession and the impact on the automobile industry, the key market for RWT products, after the September 11, 2001 attacks in the United States of America. Prior to that, RWT had successfully established itself as a provider to the industrial market. In November 2000, after 10 months of due diligence verifying source code and the operations of the Universal Robot Controller at Ford and other facilities, the Ford Motor Company invested $3.0 million in RWT and planned a substantial order for RWT's Universal Robot Controllers. Also, Ford received the first rights to RWT's development and up to 80% of RWT's production capacity. The Ford Vice President for Body Assembly, Stamping and Structures joined the RWT Board of Directors.

In June 2001, a joint international press conference announcing the Ford investment in RWT was held at the 32nd International Robotics Conference and Exposition. After the September 11, 2001 attacks, Ford cancelled their orders due to large losses they were incurring. The resulting continued downturn in the economy and the Company's inability to raise additional capital resulted in the termination of all its employees, except the Chief Executive Officer and several contract employees. Also, in an attempt to support the Company during this period, the Company sold all of its computers, robots and test equipment as well as other equipment and inventory, and realized an impairment charge of $271,798 for the year ended December 31, 2002.


NOTE 4 - CAPITAL STOCK

The total number of shares of stock of all classes which the Company shall have the authority to issue is Nine Hundred Ten Million (910,000,000), of which Ten Million (10,000,000) shall be shares of Preferred Stock with a par value of $.001 per share ("Preferred Stock"), and Nine Hundred Million (900,000,000) shall be shares of Common Stock with a par value of $.001 per share ("Common Stock").

Stock Options:

No compensation cost has been recognized for grants under the stock option plans since all grants pursuant to these plans have been made at the current estimated fair values of the Company's common stock at the grant date. There were no options issued for the year ended December 31, 2003. There were 3,744,133 options issued for the year ended December 31, 2002.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in fiscal 2002: zero dividend yield, expected volatility of .001%, risk-free interest rate of 2.50% and expected lives of 10 years.

The options granted have an exercise price of $.008 per share and vest over three years. The maximum term of the options is ten years.

The following table summarizes stock option activity:

Outstanding, December 31, 2001          9,681,353
Granted                                 3,744,133
Canceled                                       --
Exercised                                      --
                                     ------------
Outstanding, December 31, 2002         13,425,486
Granted                                        --
Canceled                                       --
Exercised                                      --
                                     ------------
Outstanding, December 31, 2003         13,425,486
                                     ============

Weighted-average grant-date fair
  value of options, granted during
  the year                           $         --
                                     ============
Weighted-average remaining, years
  of contractual life                        6.93
                                     ============

NOTE 5 - LINE OF CREDIT

On July 22, 2002, the Company entered into a revolving line of credit of $225,000 with Fifth Third Bank, Florida, secured by the assets of the Company. The annual interest rate on unpaid principal is the prime rate plus 2%, due in monthly installments. Principal and interest were due on July 22, 2003. The line of credit was paid in January 2005, see subsequent events Note 9.


NOTE 6 - NOTES PAYABLE

On April 17, 2002, the Company borrowed $989,100 under a note agreement with the Small Business Administration. This loan is secured by the equipment and machinery assets of the Company and by the personal residence and other assets of the Company's Chairman and CEO, a principal shareholder and founder of RWT. The balance outstanding as of December 31, 2003 was $989,100 The annual interest rate on unpaid principle is 4%, due and payable in monthly installments of $4,813 beginning September 17, 2002, continuing until April 17, 2032.

In 2002, the company entered into convertible debt notes totaling $429,966. Terms were 8% per annum, without payment. Accrued interest earned during the term was to be paid upon maturity on January 31, 2007. The notes were convertible into Class B Convertible Preferred Stock upon certain future events that did not materialize, including raising $5 million in additional equity. In March 2004, the notes plus accrued interest were converted into 61,820,488 common shares of Innova Holdings, Inc. The shares were originally converted into RWT common stock at $.50 a share and then converted into shares of Innova Holdings, Inc. at 61.37929356 to 1, the effective share exchange ratio for the merger between RWT and Innova.

Future maturities of these notes as of December 31, 2003 were as follows:

    Years Ending December 31,
              2004                          $          18,419
              2005                                     19,281
              2006                                     20,067
              2007                                    450,850
              2008                                     21,633
              Thereafter                              888,816
                                            -----------------
                                                    1,419,066
    Less: current portion                            (448,385)
                                            -----------------
                                            $         970,681
                                            =================

NOTE 7 - INCOME TAXES

The Company has incurred net losses and therefore has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The valuation allowance increased by $347,800 in 2003. The cumulative operating loss carry-forward is approximately $7,360,160 and $7,012,360 at December 31, 2003 and 2002, respectively, and will expire in the years 2020 through 2023.


NOTE 8 - COMMITMENTS

Lease Agreements

Rental expense for the operating leases for the years ended December 31, 2003 and 2002 was $21,879 and $121,853, respectively.

The Company leases office space at 11595 Kelly Road, Ft. Myers, Florida as its primary operations. The office space lease is with Sunset Concepts, LLC, with monthly payments of $1,343. The lease commenced in May 2004 and expires in August 2005. The office lease is cancelable with 30 days notice.

There are no future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2003.


NOTE 9 - SUBSEQUENT EVENTS (Unaudited)

In March 2004, $444,965 of convertible notes plus accrued interest were converted into 61,820,488 shares of common stock.

In September 2004, the Company authorized $525,000 of Series B Preferred Stock, convertible into the Company's common stock at the lesser of $.005 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion. At December 31, 2004 approximately $377,000 of the Series B Preferred Stock had been sold; none of the Series B Preferred Stock has been converted into common stock.

In November 2004, a principal shareholder loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

On August 25, 2004, Innova Holdings, Inc., a public corporation, issued 280,000,000 shares of common stock for 100% of the outstanding stock of Robotic Workspace Technology, Inc ("RWT"). For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. RWT's historical financial statements replace Innova's in the accompanying financial statements.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma balance sheet has been derived from the balance sheet of Innova Holdings, Inc. ("Innova") (Formerly Hy-Tech Technology Group, Inc.) at December 31, 2003 and adjusts such information to give effect to the acquisition of Robotic Workspace Technology, Inc. ("RWT"), as if the acquisition had occurred at December 31, 2003. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2003. The pro forma balance sheet should be read in conjunction with the notes thereto and RWT's financial statements and related notes thereto contained elsewhere in this filing.

On August 25, 2004, Innova, a publicly traded company on the OTC Bulletin Board, closed on a Stock Purchase Agreement with RWT. For accounting purposes, this transaction was treated as an acquisition of Innova and a recapitalization of RWT. RWT is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Innova are not carried over and will be adjusted to $0. However, there are liabilities of Innova which remain totaling $230,000 of notes payable.

The financial statements are presented based on this recapitalization, whereby Innova has 192,645,050 common shares outstanding as of December 31, 2003.

                              INNOVA HOLDINGS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 2003
                                   (Unaudited)

                                                  RWT            Innova        Pro Forma          Pro
                                                12/31/03         2/29/04       Adjustments       Forma
                                              ------------    ------------    ------------    ------------
      ASSETS
Current assets:
  Cash                                        $      5,116    $         --                    $      5,116
  Accounts receivable, net                              --          45,431         (45,431)             --
  Inventories                                           --          56,868         (56,868)             --
  Prepaid assets and other                              --          12,351         (12,351)             --
                                              ------------    ------------                    ------------
    Total current assets                             5,116         114,650                           5,116

Property and equipment, net                          3,156          10,524         (10,524)          3,156
                                              ------------    ------------                    ------------

                                              $      8,272    $    125,174                    $      8,272
                                              ============    ============                    ============

      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current maturities of long-term debt        $     18,419    $     93,626         (93,626)   $     18,419
  Line of credit                                   225,000              --              --         225,000
  Accounts payable                                 425,577       2,100,513      (2,100,513)        425,577
  Accrued expenses                                 325,612         391,263        (391,263)        325,612
  Advances - Officer and shareholder                 7,500              --              --           7,500
                                              ------------    ------------                    ------------
    Total current liabilities                    1,002,108       2,585,402                       1,002,108
                                              ------------    ------------                    ------------

Long-term debt                                   1,400,647         733,300        (503,300)      1,630,647

Stockholders' deficit:
  Common stock                                     192,645          83,444         (83,444)        192,645
  Additional paid in capital                     3,276,621       3,982,942      (3,982,942)      3,046,621
  Accumulated deficit                           (5,863,749)     (7,259,914)      7,259,914      (5,863,749)
                                              ------------    ------------    ------------    ------------
                                                (2,394,483)     (3,193,528)                     (2,624,483)
                                              ------------    ------------                    ------------
Total liabilities and stockholders'
  Deficit                                     $      8,272    $    125,174                    $      8,272
                                              ============    ============                    ============

                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


     The pro forma presentation and adjustments reflect the following items:



      o In August 2004, the Registrant assumed certain liabilities consisting of notes payable totaling $230,000 in exchange for 280,000,000 shares of the Registrant's common stock.

      o Innova Holdings, Inc sold its wholly owned subsidiary and RWT will only assume certain notes payable of the parent company Innova Holdings, Inc. Innova Holdings, Inc. spun off its subsidiary and all of its operations in connection with the acquisition of RWT, accordingly all of the operations of the subsidiary have been eliminated in the pro forma balance sheet.

      o After the reorganization and stock purchase there were 371,296,897 shares of common stock outstanding of the combined entity.